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                                                                 EXHIBIT 10.C.1


                             AMENDMENT NO. 1 TO THE
                           OMNIBUS COMPENSATION PLAN

      Pursuant to Sections 5.3 and 14.1 of the El Paso Natural Gas Company Omnibus Compensation Plan, dated as of January 1, 1992 (the "Plan"), the Plan is hereby amended as follows, effective April 1, 1998:

      Sections 5.1 is amended to read as follows:

            "5.1 Subject to Section 5.3, the maximum number of shares for which options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is eight million (8,000,000) shares of Common Stock, from shares held in the Company's treasury or out of the authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors, subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Upon (i) the expiration or termination in whole or in part of unexercised options or the surrender of an option, or portion thereof, upon exercise of a related limited stock appreciation right or stock appreciation right for cash, and (ii) to the extent permissible under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, the forfeiture of Restricted Stock, shares of Common Stock which were subject thereto shall again be available for grants of options, limited stock appreciation rights, stock appreciation rights and Restricted Stock under the Plan. Any options, limited stock appreciation rights, stock appreciation rights and shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend."

      IN WITNESS WHEREOF, the Company has caused this amendment to be duly
executed on this 14 day of April   , 1998.


                                              EL PASO NATURAL GAS COMPANY


                                              By: /s/  JOEL RICHARDS III
                                                  ------------------------------
                                                    Joel Richards III
                                                    Executive Vice President


Attest:

/s/ David L. Siddall
----------------------------
    David L. Siddall
    Corporate Secretary